SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
 ________________________________
 FORM 8-K
________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    September 13, 2023 (September 8, 2023)

THE AARON'S COMPANY, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-39681	85-2483376
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway SE	Suite 300	Atlanta	Georgia	30339-3194
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (678) 402-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.50 Par Value	AAN	New York Stock Exchange

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Directors
On September 8, 2023, the Board of Directors (the “Board”) of The Aaron’s Company, Inc. (the “Company”) elected Ms. Kristine K. Malkoski and Mr.Wali Bacdayan to serve as independent directors of the Company, effective as of October 1, 2023, upon the recommendation of the Nominating and Corporate Governance Committee. Each new director has a term of office expiring at the 2024 annual meeting of shareholders.

Ms. Malkoski will also serve on the Audit Committee and Compensation Committee. Mr. Bacdayan will also serve on the Nominating and Corporate Governance Committee and Compensation Committee.

Ms. Malkoski and Mr. Bacdayan have no arrangements or understandings pursuant to which they were elected as directors and do not have any transactions reportable under Item 404(a) of Regulation S-K.

Ms. Malkoski and Mr. Bacdayan receive the standard compensation paid by the Company to non-employee directors for their service on the Board consisting of a $80,000 cash retainer and grant of $135,000 of restricted stock on the date of the Company's annual meeting of shareholders, vesting one-year following the date of the grant. Ms. Malkoski will receive additional cash retainers of $15,000 for her service on the Audit Committee and $10,000 for her service on the Compensation Committee. Mr. Bacdayan will receive additional cash retainers of $7,500 for his service on the Nominating and Corporate Governance Committee and $10,000 for his service on the Compensation Committee. The cash retainers are paid quarterly and new directors will receive a pro-rated amount for the quarter in which they become directors. Upon joining the Board, each of the new directors will also receive a one-time grant under the Company’s 2020 Equity and Incentive Plan of $135,000 of restricted stock units, vesting one-year following the date of grant. Ms. Malkoski and Mr. Bacdayan will also enter into an Indemnification Agreement with the Company, a form of which is filed as Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed on March 1, 2023, and the terms of which are incorporated herein by reference.

The September 13, 2023 press release announcing the election of Ms. Malkoski and Mr. Bacdayan to the Company’s Board is attached hereto as Exhibit 99.1 and incorporated by reference.

Appointment of New Officer

Additionally, on September 8, 2023, the Board appointed Russell Falkenstein as Executive Vice President, Chief Operating Officer, Lease-to-Own of the Company, effective immediately.

Mr. Falkenstein, age 35, has served as Senior Vice President, Chief Strategy, Analytics and Development Officer at Aaron’s, LLC, a subsidiary of the Company, since 2021. He joined Aaron’s LLC in 2016 as Vice President, Corporate Initiatives and was promoted to Vice President, Financial Planning & Strategic Analytics and then to Senior Vice President, Finance & Accounting before taking on his previous role in 2021. Prior to joining Aaron’s LLC, Mr. Falkenstein was a Senior Associate in Alvarez & Marsal’s Turnaround and Restructuring Group. Mr. Falkenstein has a BBA from The George Washington University and an MBA from Northwestern University – Kellogg School of Management.

In connection with his appointment as Executive Vice President, Chief Operating Officer, Lease-to-Own, Mr. Falkenstein’s annual base salary will be increased to $500,000 as of the effective date and his target cash bonus for 2023 under the Company’s annual cash incentive program will be increased to $297,770. Beginning in 2024 he will be eligible for a target cash bonus of $350,000 under the Company’s annual cash incentive program and a target long term incentive award with a value of $650,000. Any performance-based incentive compensation will be subject to the Company’s Incentive-Based Compensation Recoupment Policy. Mr. Falkenstein will be entitled to severance in accordance with the Company’s Executive Severance Pay Plan. Mr. Falkenstein also receives medical and other benefits consistent with the Company’s standard policies and is eligible to participate in other Company plans, as applicable.

Additionally, there are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Falkenstein and any of the Company’s executive officers or directors or any person nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding between Mr. Falkenstein and any other person pursuant to which Mr. Falkenstein was appointed as Executive Vice President, Chief Operating Officer, Lease-to-Own of the Company. There are no transactions in which Mr. Falkenstein has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company issued a press release on September 13, 2023, announcing the appointment of Mr. Falkenstein as the Company’s Executive Vice President, Chief Operating Officer, Lease-to-Own, a copy of which is attached to this Form 8-K as Exhibit 99.2.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description

10.31	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.9 of the Registrant's Current Report on Form 8-K filed with the SEC on December 1, 2020).
99.1	Press release dated September 13, 2023 announcing new director appointments.
99.2	Press release dated September 13, 2023 announcing new officer appointment.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AARON'S COMPANY, INC.
		By:	/s/ C. Kelly Wall
Date:	September 13, 2023		C. Kelly Wall Chief Financial Officer